As filed with the Securities and Exchange Commission on October 15, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERGY, INC.

(Exact name of registrant as specified in its charter)

Missouri	82-2733395
(State of incorporation)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heather A. Humphrey

Senior Vice President, General Counsel and Corporate Secretary

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock (Without Par Value)	2,269,447 shares	$62.40	$141,613,492.80	$13,127.57

(1)

Represents 2,269,447 shares of common stock, without par value, of Evergy, Inc. held by a selling shareholder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, without par value, of Evergy, Inc. being registered hereunder include such indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee and pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sale prices of the common stock as reported on The New York Stock Exchange on October 8, 2021.

PROSPECTUS

EVERGY, INC.

2,269,447 Shares of Common Stock (Without Par Value)

This prospectus relates to the registration for resale of 2,269,447 shares of Evergy, Inc.’s (“Evergy”) common stock, without par value (“common stock”), by the selling shareholder identified in this prospectus. The 2,269,447 shares of common stock were sold to BEP Special Situations V LLC (“BEP”) by Evergy on April 14, 2021 pursuant to a Securities Purchase Agreement, dated February 25, 2021 (“Purchase Agreement”). In accordance with the Purchase Agreement, Evergy also entered into a Registration Rights Agreement, dated April 14, 2021, with BEP, which entitled BEP to certain customary registration rights with respect to the 2,269,447 shares of common stock. BEP and all pledgees, donees, transferees or other successors-in-interest that acquire all or any portion of the shares of common stock covered by this prospectus are referred to as the “selling shareholder” hereunder.

We are not offering any shares of common stock for sale under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling shareholder under this prospectus. The selling shareholder identified in this prospectus, may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

To the extent required, we will provide the specific terms of transactions in these shares of common stock in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. See “Plan of Distribution.”

Evergy’s common stock is listed on The New York Stock Exchange under the symbol “EVRG.” On October 14, 2021, the last reported sale price of our common stock on The New York Stock Exchange was $63.64.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105 and our telephone number is (816) 556-2200.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using this process, the selling shareholder may resell, from time to time, up to 2,269,447 shares of our common stock under this shelf registration statement. This prospectus provides you with a general description of the shares of common stock the selling shareholder may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholder. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

Neither we nor the selling shareholder have authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us, the selling shareholder or any underwriter specifying the final terms of a particular offering. Neither we nor the selling shareholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered shares of our common stock. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us, the selling shareholder or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Evergy,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Evergy, Inc. and its subsidiaries, unless the context clearly indicates otherwise. Furthermore, when we refer to “registrant” we mean Evergy, Inc. Additionally, when we refer to the Evergy Companies we mean, collectively, Evergy, Inc., Evergy Kansas Central, Inc. (“Evergy Kansas Central”) and Evergy Metro, Inc. (“Evergy Metro”).

CAUTIONARY STATEMENTS REGARDING

CERTAIN FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, but not limited to, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained under the heading “Risk Factors” in this prospectus, any prospectus supplement, and in our other SEC filings. Additional risks and uncertainties are discussed in the Annual Report on Form 10-K for the year ended December 31, 2020 filed by Evergy with the SEC, and from time to time in Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed by Evergy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Evergy undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

EVERGY, INC.

Evergy is a public utility holding company incorporated in 2017 and headquartered in Kansas City, Missouri. Evergy operates primarily through the following wholly-owned direct subsidiaries listed below.

•

Evergy Kansas Central is an integrated, regulated electric utility that provides electricity to customers in the state of Kansas. Evergy Kansas Central has one active wholly-owned subsidiary with significant operations, Evergy Kansas South, Inc.

•	Evergy Metro is an integrated, regulated electric utility that provides electricity to customers in the states of Missouri and Kansas.

•	Evergy Missouri West, Inc. (“Evergy Missouri West”) is an integrated, regulated electric utility that provides electricity to customers in the state of Missouri.

•

Evergy Transmission Company, LLC (“Evergy Transmission Company”) owns 13.5% of Transource Energy, LLC (“Transource”) with the remaining 86.5% owned by AEP Transmission Holding Company, LLC, a subsidiary of American Electric Power Company, Inc. Transource is focused on the development of competitive electric transmission projects. Evergy Transmission Company accounts for its investment in Transource under the equity method.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64015, and our telephone number is (816) 556-2200. We maintain a website at www.evergy.com where general information about us is available. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. In addition to the risk factor described below, you should carefully consider the information under the heading “Risk Factors” in

•	any prospectus supplement relating to the shares of common stock offered thereby by the selling shareholder;

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021 and incorporated by reference into this prospectus;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 5, 2021, respectively, and incorporated by reference into this prospectus; and

•	documents that we file with the SEC after the date of this prospectus and that are deemed incorporated by reference in this prospectus.

Sales of shares of our common stock by the selling shareholder may cause our stock price to decline.

As of September 30, 2021, we had 229,301,079 shares of common stock outstanding. Sales of substantial amounts of our shares of common stock in the public market, or the perception that those sales may occur, could cause the market price of shares of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional shares of our common stock.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling shareholder identified in this prospectus. See “Selling Shareholder.” All net proceeds from the sale of the shares of common stock offered hereby will go to the selling shareholder. We will not receive any part of the proceeds from such sale of the shares.

Subject to limited exceptions, we will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling shareholder.

DESCRIPTION OF COMMON STOCK

The following descriptions of our common stock and the relevant provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-laws (the “By-laws”) are summaries and are qualified by references to the Articles of Incorporation and the By-laws that have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part, as well as the applicable General and Business Corporation Law of Missouri.

General

Under the Articles of Incorporation, we are authorized to issue 612,000,000 shares of stock, divided into classes as follows:

•	12,000,000 shares of preference stock without par value; and

•	600,000,000 shares of common stock without par value.

As of September 30, 2021, 229,301,079 shares of common stock were outstanding. No shares of our preference stock are currently outstanding but such shares may be issued from time to time in accordance with the Articles of Incorporation. The voting powers, designations, preferences, rights and qualifications, limitations, or restrictions of any series of preference stock are set by our Board of Directors when it is issued.

Dividend Rights and Limitations

The holders of our common stock are entitled to receive such dividends as our Board of Directors may from time to time declare, subject to any rights of the holders of our preference stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.

Voting Rights

Except as otherwise provided by law and subject to the voting rights of any outstanding preference stock, the holders of our common stock are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors. The holders of our common stock are not entitled to cumulative voting of their shares in the election of directors. Directors are to be elected by a majority of the votes cast by the holders of common stock entitled to vote and present in person or represented by proxy, provided that in the case of a “contested election” (as such term is defined in the By-laws), the directors will be elected by a plurality of the votes cast.

Liquidation Rights

In the event of any dissolution or liquidation of Evergy, after there shall have been paid to or set aside for the holders of shares of any outstanding preference stock the full preferential amounts to which they are entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

Miscellaneous

The outstanding shares of common stock are, and the shares of common stock sold hereunder will be upon payment for them, fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any sinking fund provisions, redemption provisions or conversion rights.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock.

Business Combinations

The affirmative vote of the holders of at least 80% of the outstanding shares of common stock is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, that such 80% voting requirement shall not be applicable if:

•	the business combination shall have been approved by a majority of the continuing directors; or

•

the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the highest per share price paid by or on behalf of the interested shareholder for any shares of common stock during the five-year period preceding the announcement of the business combination.

Listing

The common stock of Evergy is listed on The New York Stock Exchange under the symbol “EVRG.”

SELLING SHAREHOLDER

On April 14, 2021, in accordance with the Purchase Agreement, and for an aggregate purchase price of $113,184,661.30 in cash, we sold to BEP (1) 2,269,447 shares of common stock and (2) a warrant to purchase 3,950,000 shares of common stock (the “Warrant”). The Warrant has a strike price equal to $64.70 per share and may be exercised at the holder’s option at any time or from time to time, in whole or in part, until the date that is three years after issuance. However, this prospectus only relates to the registration for resale of the 2,269,447 shares of common stock by the selling shareholder. This prospectus does not relate to the registration for resale of the up to 3,950,000 shares of common stock that are issuable upon the exercise by the selling shareholder of the Warrant.

The following table sets forth, to our knowledge, certain information about the selling shareholder as of October 6, 2021. The shares of our common stock covered by this prospectus may be offered from time to time by the selling shareholder named below. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

Subject to limited exceptions, we will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling shareholder.

Beneficial ownership is determined in accordance with the rules of the SEC relating to beneficial ownership, and includes voting or investment power with respect to shares. As of October 6, 2021, there were 229,301,079 shares of our common stock outstanding. Unless otherwise indicated below, to our knowledge, the selling shareholder named in the table below has sole voting and investment power with respect to its shares of our common stock. The inclusion of any shares of our common stock in this table does not constitute an admission of beneficial ownership for any party named below.

C. John Wilder serves as the Executive Chairman of Bluescape Energy Partners, LLC (“Bluescape”), a registered investment advisor, and the controlling decision maker of Bluescape Energy Partners IV LP, which is the direct parent of the selling shareholder (BEP Special Situations V LLC). Mr. Wilder is also a member of the Evergy Board of Directors. Mr. Wilder joined the Evergy Board of Directors pursuant to an agreement, dated February 25, 2021, by and between Evergy and Bluescape whereby Evergy agreed to make certain corporate governance changes. These changes included, among others, an agreement to appoint Mr. Wilder and Senator Mary Landrieu to the Evergy Board of Directors, to nominate both individuals for election to the Evergy Board of Directors at the Evergy 2021 and 2022 annual meeting of shareholders and to use reasonable best efforts to obtain the election of both individuals at the meetings. For additional information, see Evergy’s Current Report on Form 8-K, dated February 26, 2021, the contents of which are incorporated by reference. Except for Mr. Wilder’s current membership on our Board of Directors, the selling shareholder has not had any other material relationship with Evergy or any of its predecessors or affiliates within the past three years.

	Common Stock Beneficially Owned Prior to this Offering		Common Stock Being Offered		Common Stock To Be Beneficially Owned After this Offering(2)
Name of Selling Shareholder	Number(1)	Percentage of Outstanding	Number	Percentage of Outstanding	Number(1)	Percentage of Outstanding
BEP Special Situations V LLC	6,398,663	2.8%	2,269,447	*	4,129,216	1.8%

*	Less than one percent.

(1)	Includes 3,950,000 shares of common stock that are issuable upon the exercise by the selling shareholder of the Warrant.
(2)

We do not know when or in what amounts the selling shareholder may offer shares of our common stock for sale. The selling shareholder might not sell any or all of the shares of our common stock offered by this prospectus. Because the selling shareholder may offer any amount of the shares of our common stock pursuant to this offering, we cannot estimate the number of shares of our common stock that will be held by the selling shareholder after completion of this offering. We do not know when or in what amounts the selling shareholder may acquire or dispose of shares of our common stock that are not covered by this prospectus. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares of our common stock covered by this prospectus will be held by the selling shareholder and that the ownership by the selling shareholder of shares of our common stock not covered by this prospectus will not change.

PLAN OF DISTRIBUTION

We are registering 2,269,477 shares of common stock previously issued to the selling shareholder to permit the resale of such shares by such holder from time to time after the date of this prospectus. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions. The selling shareholder may sell its shares of our common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resales by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•

in options transactions, including through the writing or settlement of put or call options or other hedging transactions (whether those options are listed on an options exchange or otherwise) relating to the shares offered by this prospectus, or the short sales of the offered shares; or

•	any other method permitted pursuant to applicable law.

In addition, any shares of our common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144, or Section 4(a)(1) under the Securities Act, if available, rather than pursuant to this prospectus, provided that the selling shareholder meets the criteria and conforms to the requirements of those provisions.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of our common stock offered by this prospectus or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell shares of our common stock short and redeliver shares of our common stock to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder may also pledge shares of our common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated immediately prior to the sale.

In offering the shares of our common stock covered by this prospectus, the selling shareholder and any broker-dealers who execute sales for the selling shareholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

To comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In addition, we will make copies of this prospectus available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of The New York Stock Exchange pursuant to Rule 153 under the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of our common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling shareholder against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock described in this prospectus will be passed upon for us by Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary. As of the date of this prospectus, Mr. DeBruin owned beneficially a number of shares of the Evergy’s common stock, including restricted stock, and performance shares which may be paid in shares of common stock at a later date based on Evergy’s performance, which represented less than 0.1% of the total outstanding common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Evergy, Inc. and subsidiaries for the year ended December 31, 2020, and the effectiveness of Evergy, Inc.’s and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC’s website (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. We hereby incorporate by reference into this registration statement the following documents (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof, and any associated exhibits furnished pursuant to Item 9.01 thereof, or otherwise not filed with the SEC, which are deemed not to be incorporated by reference into this registration statement):

•

Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February  26, 2021 (including the portion of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2021, incorporated by reference into Part III thereof);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 5, 2021, respectively;

•	Our Current Reports on Form 8-K, as filed with the SEC on January 8, 2021, February 4, 2021, February 26, 2021, April 14, 2021, April 20, 2021, August 12, 2021 and August 31, 2021; and

•	Description of our common stock, as filed as Exhibit 4.64 to Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

All documents Evergy files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any corresponding exhibits thereto not filed with the SEC or pursuant to other applicable SEC rules) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document subsequently filed by Evergy which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Our website is www.evergy.com. Information contained on our website is not incorporated herein. We make available, free of charge, on or through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Evergy, Inc., 1200 Main Street, Kansas City, Missouri 64105 (Telephone No.: 816-556-2200), Attention: Corporate Secretary, or by contacting us on our website.

Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this registration statement.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14: OTHER EXPENSES OF ISSUANCES AND DISTRIBUTIONS

Expenses payable by the registrants for the sale of its securities, other than underwriting discount and commissions, are estimated as follows:

Securities and Exchange Commission		$13,127.57
Legal Fees and Expenses (including Blue Sky Fees)		*
Accounting Fees and Expenses		*
Printing of Registration Statement, Prospectus, Bonds, etc.		*
Trustee and/or Transfer Agent and Registrar Fees and Expenses		*
Rating Agency Fees		*
Stock Exchange Listing Fees		*
Miscellaneous		*
Total	$	*

*

Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of any offerings of securities under this registration statement and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

ITEM 15: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Missouri Revised Statutes (RSMo) Section 351.355 (2016) provides as follows:

1.    A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.    The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.    Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4.    Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5.    Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6.    The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or the bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.    A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8.    The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9.    Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10.    For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11.    For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Certain of the officers and directors of Evergy, Inc. have entered into indemnification agreements with Evergy, Inc. indemnifying such officers and directors to the extent allowed under the above RSMo Section 351.355 (2016).

Article Thirteen of the Articles of Incorporation of Evergy, Inc. provides as follows:

(a)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Evergy or is or was serving at the request of Evergy as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by Evergy to the fullest extent authorized by The General and Business Corporation Law of Missouri, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith provided, however, that, except as provided in paragraph (b) hereof, Evergy shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of Evergy. The right to indemnification conferred in this ARTICLE THIRTEEN shall be a contract right and shall include the right to be paid by Evergy the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if The General and Business Corporation Law of Missouri requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, but not limited to, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to Evergy of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE THIRTEEN or otherwise. Evergy may, by action of its Board of Directors, provide indemnification to employees and agents of Evergy with the same scope and effect as the foregoing indemnification of directors and officers. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(b)    Right of Claimant to Bring Suit. If a claim under paragraph (a) of this ARTICLE THIRTEEN is not paid in full by Evergy within thirty days after a written claim has been received by Evergy, the claimant may at any time thereafter bring suit against Evergy to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Evergy) that the claimant has not met the standards of conduct which make it permissible under The General and Business Corporation Law of Missouri for Evergy to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on Evergy. Neither the failure of Evergy (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in The General and Business Corporation Law of Missouri, nor an actual determination by Evergy (including its Board of Directors, independent, legal counsel, or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)    Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEEN shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, the By-laws of Evergy, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of director or officer, and Evergy is hereby expressly authorized by the shareholders of Evergy to enter into agreements with its directors and officers which provide greater indemnification rights than that generally provided by The General and Business Corporation Law of Missouri; provided, however, that no such further indemnity shall indemnify any person from or on account of such director’s or officer’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEEN after the date of approval of this ARTICLE THIRTEEN by Evergy’s shareholders need not be further approved by the shareholders of Evergy in order to be fully effective and enforceable.

(d)    Insurance. Evergy may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of Evergy, or was or is serving at the request of Evergy as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not Evergy would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEEN.

(e)    Amendment. This ARTICLE THIRTEEN may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (i) the effective date of such amendment or repeal;

(ii) the expiration date of such person’s then current term of office with, or service for, Evergy (provided such person has a stated term of office or service and completes such term); or (iii) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

Pursuant to RSMo Section 351.355 (2016) and the Articles of Incorporation, Evergy, Inc. maintains directors’ and officers’ liability coverage.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16: EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1*	Amended and Restated Articles of Incorporation of Evergy, Inc., effective June 4, 2018 (Exhibit 3.1 to Form 8-K filed on June 4, 2018).

3.2*	Amended and Restated By-laws of Evergy, Inc., effective February 28, 2020 (Exhibit 3.1 to Evergy’s Form 8-K filed on March 2, 2020).

4.1*	Securities Purchase Agreement, dated February 25, 2021, by and between Evergy, Inc. and BEP Special Situations V LLC (Exhibit 10.2 to Evergy’s Form 8-K filed on February 26, 2021).

4.2*	Registration Rights Agreement, dated April 14, 2021, by and between Evergy, Inc. and BEP Special Situations V LLC (Exhibit 10.1 to Evergy’s Form 8-K filed on April 14, 2021).

5.1	Opinion of Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary, regarding the legality of the securities.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary (included in Exhibit 5.1.1).

24.1	Powers of Attorney for Evergy, Inc.

*	Incorporated by reference herein as indicated.

ITEM 17: UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on this 15th day of October, 2021.

EVERGY, INC.

By:	/s/ David Campbell
David Campbell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Campbell David Campbell	Director, President and Chief Executive Officer (Principal Executive Officer)	October 15, 2021

/s/ Kirkland B. Andrews Kirkland B. Andrews	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2021

/s/ Steven P. Busser Steven P. Busser	Vice President – Risk Management and Controller (Principal Accounting Officer)	October 15, 2021

* Mark A. Ruelle	Chairman of the Board	October 15, 2021

* Mollie Hale Carter	Director	October 15, 2021

* Thomas D. Hyde	Director	October 15, 2021

* B. Anthony Isaac	Director	October 15, 2021

* Paul M. Keglevic	Director	October 15, 2021

* Mary L. Landrieu	Director	October 15, 2021

* Sandra A. J. Lawrence	Director	October 15, 2021

* Ann D. Murtlow	Director	October 15, 2021

Signature	Title	Date

* Sandra J. Price	Director	October 15, 2021

* S. Carl Soderstrom Jr.	Director	October 15, 2021

* John Arthur Stall	Director	October 15, 2021

* C. John Wilder	Director	October 15, 2021

*By:	/s/ David Campbell
David Campbell
Attorney-in-fact